EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 No. 333-136811, Form S-8 333-188112 of EDAP TMS S.A. of our report dated April 3, 2014, relating to the financial statements, which appears in this Form 20-F.

Lyon, France, April 3, 2014

PricewaterhouseCoopers Audit

Represented by
/S/Elisabeth L’hermite
Elisabeth L’hermite